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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2002

ISIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2292 Faraday Avenue
Carlsbad, CA 92008
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (760) 931-9200

Item 5. Other Events.

        On April 23, 2002, Isis Pharmaceuticals, Inc. (the "Company") announced that it intends to offer $125 million of convertible subordinated notes due 2009 in a private placement. A copy of the Company's press release dated April 23, 2002, relating to the proposed offering is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

        99.1                Press Release dated April 23, 2002.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.
Dated: April 23, 2002	By:	/s/ B. LYNNE PARSHALL B. LYNNE PARSHALL Executive Vice President, Chief Financial Officer and Director

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INDEX TO EXHIBITS

        99.1                Press Release dated April 23, 2002.

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS